UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2017

INVO BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-147330	20-4036208
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

407R Mystic Avenue, Suite 34C,  Medford, MA   02155
(Address of principal executive offices)          (Zip Code)

(978) 878-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2017, the Board of Directors of INVO Bioscience unanimously voted to elect Michael J. Campbell and Stephen M. Shum to its Board of Directors.

Michael J. Campbell, age 59, is the Vice President of IVF Americas Business Unit for Cooper Surgical (CSI), a wholly owned subsidiary of The Cooper Companies (NYSE: COO). Mr. Campbell has substantial medical device sales, marketing and business development leadership experience within Global Fortune 500 and Start-up Company environments.  During his over 10-year career at Cooper Surgical, Mr. Campbell has been responsible for IVF product portfolio sales globally, including in the US, Canada, Latin America, Europe, EMEA, and Asia Pacific regions. Prior to joining Cooper Surgical, Mr. Campbell was Vice President of Sales, Marketing and Business Development at Retroactive Bioscience from 1997 to 2006 and Vice President of Sales and Marketing for Gabriel Medical from 1994 to 1997.  Mr. Campbell also served in various senior management positions across marketing, sales and product management at Boston Scientific beginning in 1984 through 1997. Mr. Campbell earned a B.S. in Business from Fitchburg State University in 1980.

Steven M. Shum, age 47, has served as Chief Financial Officer of Eastside Distilling (NASDAQ: ESDI) since October 2015. Prior to joining Eastside, Mr. Shum served as an Officer and Director of XZERES Corp, a publicly-traded global renewable energy company, from October 2008 until April 2015 in various officer roles, including Chief Operating Officer from September 2014 until April 2015, Chief Financial Officer, Principal Accounting Officer and Secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and Chief Executive Officer and President from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales.  Mr. Shum earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

There is no arrangement or understanding between Michael Campbell and Steven Shum, on one hand, and Kathleen Karloff, Dr. Kevin Doody and Robert Bowdring, the other directors, on the other hand, pursuant to which Mr. Campbell and Mr. Shum were elected as directors.  However, INVO Bioscience has agreed to compensate Mr. Campbell and Mr. Shum as discussed below under Item 5.03.

Neither Mr. Campbell nor Mr. Shum were added to any committee of the Board of Directors, as currently the Board of Directors does has not have any committees.

INVO Bioscience warmly welcomes Mr. Campbell and Mr. Shum to its team.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 10, 2017, the Board of Directors of INVO Bioscience Inc. (the "Company") unanimously agreed to amend the Bylaws to increase the number of members of the Board of Director from three (3) members to five (5) members.  Messrs. Campbell and Shum were elected directors to fill the vacancies created thereby.

With the expansion of the Board of Directors, it was determined that the independent members of the Board should be compensated. As the Company is still underfunded, it was decided that the compensation for the independent directors will only consist of shares of the Company’s Common Stock. For 2017-2018, the compensation will be 200,000 restricted shares of Common Stock for each independent board member, a total of 600,000 restricted shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Announcement on October 11, 2017 of Board expansion and election of two new directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO Bioscience, Inc.

Date: October 11, 2017	By:	/s/ Kathleen T. Karloff
Kathleen T. Karloff
Chief Executive Officer and Chairman of the Board of Directors